SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED MAY 26, 2005
(TO PROSPECTUS DATED OCTOBER 26, 2004)

                                  $541,765,498
                                 (Approximate)


                               INDYMAC MBS, INC.
                                   DEPOSITOR

                              [INDYMAC BANK LOGO]
                           SELLER AND MASTER SERVICER

                RESIDENTIAL ASSET SECURITIZATION TRUST 2005-A6CB
                                     ISSUER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-F

                             ----------------------

    The Prospectus Supplement dated May 26, 2005 to the Prospectus dated October 26, 2004 with respect to the above captioned series of certificates is hereby amended as follows:

    The table under 'Mortgage Rates for the Mortgage Loans' on page S-16 of the Prospectus Supplement is revised to read as follows:

               MORTGAGE RATES FOR THE MORTGAGE LOANS (1)
-----------------------------------------------------------------------
                                       AGGREGATE         PERCENT OF
       RANGE OF         NUMBER OF      PRINCIPAL          AGGREGATE
       MORTGAGE         MORTGAGE        BALANCE       PRINCIPAL BALANCE
      RATES (%)           LOANS       OUTSTANDING        OUTSTANDING
-----------------------------------------------------------------------
4.000 - 4.499.........        1     $    261,786.58          0.05%
4.500 - 4.999.........        6        1,389,633.32          0.25
5.000 - 5.499.........       28        6,581,010.30          1.20
5.500 - 5.999.........    1,014      218,298,108.58         39.81
6.000 - 6.499.........    1,333      257,298,770.44         46.92
6.500 - 6.999.........      329       57,864,824.27         10.55
7.000 - 7.499.........       29        4,965,678.97          0.91
7.500 - 7.999.........       12        1,369,591.10          0.25
8.000 - 8.499.........        2          173,946.57          0.03
8.500 - 8.999.........        3          124,079.16          0.02
9.000 - 9.499.........        1           18,800.00           (2)
                        -----------------------------------------------
    TOTAL:                2,758     $548,346,229.29        100.00%
                        -----------------------------------------------
                        -----------------------------------------------

---------

(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.053% per annum.

(2) Less than 0.01%.

(continued on next page)

MORGAN STANLEY                                               UBS INVESTMENT BANK

                                 July 26, 2005

         The second sentence under "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses" on page S-24 of the Prospectus Supplement is revised to read as follows:

         "As of the Cut-off Date, the weighted average rate at which the expense fees accrue (referred to as the "Expense Fee Rate") is equal to approximately 0.318% per annum."

         The fourth sentence under "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses" on page S-24 of the Prospectus Supplement is revised to read as follows:

                  "The servicing fee rate will range from 0.250% per annum to 0.570% per annum and will be set forth on the mortgage loan schedule attached as an exhibit to the pooling and servicing agreement."

         The first bullet under "Description of the Certificates--Structuring Assumptions" on pages S-40 and S-41 of the Prospectus Supplement is revised to read as follows:

o the pool consists of four Mortgage Loans with the following characteristics:


                                                                                                                Remaining
                                        Adjusted Net                         Original         Remaining       Interest-Only
    Principal        Mortgage Rate     Mortgage Rate      Expense Fee      Amortization      Amortization       Term (In
    Balance($)            (%)               (%)             Rate (%)        (In Months)       (In Months)         Months)
  --------------     -------------     -------------     ------------      ------------      ------------     -------------
  113,209,191.82      5.652720025      5.3895205461      0.2631994788          359               358               N/A
   12,979,118.21      5.670330606      5.4138306060      0.2565000000          360               359               119
  354,781,972.23      6.185697033      5.8498019573      0.3358950756          359               358               N/A
   67,375,947.03      6.100761806      5.7742618059      0.3265000000          360               359               119


         The tables that are set forth in pages S-46 and S-49 through S-53 of the Prospectus Supplement are revised to read as follows:


            Sensitivity of the Class A-X Certificates to Prepayments
                           (Pre-Tax Yield to Maturity)

                                               Percentage of the Prepayment Assumption
                                     ----------------------------------------------------------
Class                                  0%           50%         100%         150%         200%
-----                                ------       ------       ------       -----       --------
Class A-X.......................     37.12%       26.26%       14.82%       2.69%       (10.26)%

           Percent of Initial Class Certificate Balances Outstanding'D'



                                       Class A-1 and Class A-9                                      Class A-2
                               Percentage of the Prepayment Assumption               Percentage of the Prepayment Assumption
                            ----------------------------------------------      ----------------------------------------------
Distribution Date            0%      50%        100%       150%       200%       0%        50%       100%       150%      200%
-----------------           ---      ---        ----       ----       ----      ---       ---        ----       ----      ----
  Initial Percentage..      100      100        100        100        100       100       100        100        100       100
  May 25, 2006........       97       91         91         91         91       100        89         76         62        48
  May 25, 2007........       94       82         82         82         82        99        76         49         24         2
  May 25, 2008........       91       73         73         72         29        99        64         28          0         0
  May 25, 2009........       87       65         65         33          0        99        54         13          0         0
  May 25, 2010........       83       56         56          5          0        98        46          2          0         0
  May 25, 2011........       79       47         36          0          0        98        39          0          0         0
  May 25, 2012........       75       38         18          0          0        98        33          0          0         0
  May 25, 2013........       70       29          5          0          0        97        29          0          0         0
  May 25, 2014........       66       20          0          0          0        97        26          0          0         0
  May 25, 2015........       60       11          0          0          0        96        24          0          0         0
  May 25, 2016........       54        2          0          0          0        96        22          0          0         0
  May 25, 2017........       47        0          0          0          0        95        18          0          0         0
  May 25, 2018........       40        0          0          0          0        94        13          0          0         0
  May 25, 2019........       32        0          0          0          0        94         8          0          0         0
  May 25, 2020........       23        0          0          0          0        93         5          0          0         0
  May 25, 2021........       15        0          0          0          0        92         1          0          0         0
  May 25, 2022........        6        0          0          0          0        91         0          0          0         0
  May 25, 2023........        0        0          0          0          0        88         0          0          0         0
  May 25, 2024........        0        0          0          0          0        81         0          0          0         0
  May 25, 2025........        0        0          0          0          0        75         0          0          0         0
  May 25, 2026........        0        0          0          0          0        67         0          0          0         0
  May 25, 2027........        0        0          0          0          0        60         0          0          0         0
  May 25, 2028........        0        0          0          0          0        51         0          0          0         0
  May 25, 2029........        0        0          0          0          0        43         0          0          0         0
  May 25, 2030........        0        0          0          0          0        33         0          0          0         0
  May 25, 2031........        0        0          0          0          0        23         0          0          0         0
  May 25, 2032........        0        0          0          0          0        13         0          0          0         0
  May 25, 2033........        0        0          0          0          0         2         0          0          0         0
  May 25, 2034........        0        0          0          0          0         0         0          0          0         0
  May 25, 2035........        0        0          0          0          0         0         0          0          0         0
  Weighted Average
  Life(in years) to
  Maturity**..........    10.71     5.68       4.78       3.33       2.51     22.27      6.01       2.19       1.39      1.04

------------------
'D' Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

           Percent of Initial Class Certificate Balances Outstanding'D'


                                              Class A-4                                            Class A-5
                               Percentage of the Prepayment Assumption               Percentage of the Prepayment Assumption
                           ----------------------------------------------      ----------------------------------------------
Distribution Date           0%      50%        100%       150%       200%       0%        50%       100%       150%      200%
-----------------          ---      ---        ----       ----       ----      ---       ---        ----       ----      ----
  Initial Percentage..     100      100        100        100        100       100       100        100        100       100
  May 25, 2006........      99       99         99         99         99        99        88         78         68        57
  May 25, 2007........      97       97         97         97         97        98        75         54         35        18
  May 25, 2008........      96       96         96         96         96        96        63         35         13         0
  May 25, 2009........      94       94         94         94         85        95        52         20          0         0
  May 25, 2010........      93       93         93         93         35        93        42          8          0         0
  May 25, 2011........      91       88         83         70         11        92        34          1          0         0
  May 25, 2012........      89       81         72         42          0        90        27          0          0         0
  May 25, 2013........      87       73         58         26          0        88        22          0          0         0
  May 25, 2014........      85       64         43         17          0        86        18          0          0         0
  May 25, 2015........      83       54         30         11          0        84        14          0          0         0
  May 25, 2016........      80       45         19          8          0        82        11          0          0         0
  May 25, 2017........      77       36         10          5          0        79         8          0          0         0
  May 25, 2018........      74       29          3          4          0        76         5          0          0         0
  May 25, 2019........      71       23          0          2          0        73         3          0          0         0
  May 25, 2020........      67       17          0          2          0        69         1          0          0         0
  May 25, 2021........      64       12          0          1          0        66         0          0          0         0
  May 25, 2022........      60        7          0          1          0        62         0          0          0         0
  May 25, 2023........      56        3          0          *          0        58         0          0          0         0
  May 25, 2024........      51        0          0          *          0        54         0          0          0         0
  May 25, 2025........      46        0          0          *          0        49         0          0          0         0
  May 25, 2026........      41        0          0          *          0        45         0          0          0         0
  May 25, 2027........      36        0          0          *          0        40         0          0          0         0
  May 25, 2028........      30        0          0          *          0        34         0          0          0         0
  May 25, 2029........      24        0          0          *          0        28         0          0          0         0
  May 25, 2030........      17        0          0          *          0        22         0          0          0         0
  May 25, 2031........      11        0          0          *          0        16         0          0          0         0
  May 25, 2032........       3        0          0          *          0         9         0          0          0         0
  May 25, 2033........       0        0          0          *          0         1         0          0          0         0
  May 25, 2034........       0        0          0          *          0         0         0          0          0         0
  May 25, 2035........       0        0          0          0          0         0         0          0          0         0
  Weighted Average
  Life (in years) to
  Maturity**..........   17.79    10.64       8.49       7.23       4.76     18.38      5.14       2.49       1.68      1.27




------------------
'D' Rounded to the nearest whole percentage (other than those percentages designated with an asterisk).
*   Indicates an amount greater than zero but less than 0.5%.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

           Percent of Initial Class Certificate Balances Outstanding'D'



                                     Class A-7 and Class A-8                       Class B-1, Class B-2 and Class B-3
                             Percentage of the Prepayment Assumption            Percentage of the Prepayment Assumption
                         ----------------------------------------------      ----------------------------------------------
Distribution Date         0%      50%        100%       150%       200%       0%        50%       100%       150%      200%
-----------------        ---      ---        ----       ----       ----      ---       ---        ----       ----      ----
  Initial Percentage..   100      100        100       100        100       100       100        100        100       100
  May 25, 2006........    99       91         83        75         67        99        99         99         99        99
  May 25, 2007........    98       81         65        51         38        98        98         98         98        98
  May 25, 2008........    97       71         50        34         21        97        97         97         97        97
  May 25, 2009........    95       63         39        22         10        95        95         95         95        95
  May 25, 2010........    94       55         30        14          4        94        94         94         94        94
  May 25, 2011........    93       49         23         9          1        93        90         87         83        80
  May 25, 2012........    91       43         17         5          0        91        85         78         71        63
  May 25, 2013........    90       38         13         3          0        90        78         67         57        37
  May 25, 2014........    88       33         10         2          0        88        70         55         42        22
  May 25, 2015........    86       29          8         1          0        86        62         43         29        13
  May 25, 2016........    84       26          6         1          0        84        54         34         19         7
  May 25, 2017........    81       22          5         1          0        81        47         26         13         4
  May 25, 2018........    79       20          4         *          0        79        41         20          9         3
  May 25, 2019........    76       17          3         *          0        76        36         16          6         1
  May 25, 2020........    73       15          2         *          0        73        31         12          4         1
  May 25, 2021........    70       13          2         *          0        70        27          9          3         *
  May 25, 2022........    66       11          1         *          0        66        23          7          2         *
  May 25, 2023........    63        9          1         *          0        63        20          5          1         *
  May 25, 2024........    59        8          1         *          0        59        17          4          1         *
  May 25, 2025........    55        7          1         *          0        55        14          3          1         *
  May 25, 2026........    51        5          *         *          0        51        12          2          *         *
  May 25, 2027........    46        4          *         *          0        46         9          2          *         *
  May 25, 2028........    42        4          *         *          0        42         8          1          *         *
  May 25, 2029........    37        3          *         *          0        37         6          1          *         *
  May 25, 2030........    31        2          *         *          0        31         5          1          *         *
  May 25, 2031........    26        2          *         *          0        26         3          *          *         *
  May 25, 2032........    19        1          *         *          0        19         2          *          *         *
  May 25, 2033........    13        1          *         *          0        13         1          *          *         *
  May 25, 2034........     6        *          *         *          0         6         1          *          *         *
  May 25, 2035........     0        0          0         0          0         0         0          0          0         0
  Weighted Average
  Life (in years) to
  Maturity**.......... 19.61     7.74       4.19      2.71       1.94     19.61     12.78      10.08       8.75      7.66


------------------
'D' Rounded to the nearest whole percentage (other than those percentages designated with an asterisk).
*   Indicates an amount greater than zero but less than 0.5%.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

                            STATEMENT OF DIFFERENCES
                            ------------------------

The dagger symbol shall be expressed as ................................. 'D'